UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2009

Silverstar Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

184 – 991 Hornby Street, Vancouver, British Columbia		V6Z 1V3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 612-4847

621 Bank Street, Wallace, Idaho 83873
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective June 2, 2009, we entered into a share cancellation/return to treasury agreement with Jim MacKenzie wherein he has agreed to the cancellation and return to treasury of 850,000 shares of our common stock. Subsequent to the stock cancellation, Mr. MacKenzie will hold 150,000 shares of our common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 2, 2009, Jim MacKenzie resigned as our President, Chief Executive Officer and Director. As a result of Mr. MacKenzie’s resignation, Mr. Lawrence Siccia was appointed as our President, Chief Executive Officer.

Our board of directors now solely consists of Mr. Siccia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Lawrence Siccia
Lawrence Siccia
President

Date June 2, 2009